Exhibit 3.52

CERTIFICATE OF FORMATION

OF

HSI FUNDING, LLC

This certificate of formation (“Certificate of Formation”) of HSI Funding, LLC, (hereinafter referred to as the “Company”), to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. §18-101, et seq.), is duly executed and filed by an authorized person (“Authorized Person”) of Delaware Incorporators & Registration Service, LLC, which Authorized Person hereby certifies that:

FIRST: The name of the limited liability company formed hereby is HSI Funding, LLC.

SECOND: The registered office of the Company in the State of Delaware is located at Suite 1410, Nemours Building, 1007 Orange Street, Wilmington, County of New Castle, Delaware 19801.

THIRD: The name and address of the registered agent for service of process on the Company in the State of Delaware is Delaware Incorporators & Registration Service, LLC, Suite 1410, Nemours Building, 1007 Orange Street, Wilmington; County of Castle, Delaware 19801.

The undersigned Authorized Person has executed this Certificate of Formation this 16th day of January, 2003.

Authorized Person:

DELAWARE INCORPORATORS & REGISTRATION SERVICE, LLC

By:	/s/ Keith R. Sattesalm
Keith R. Sattesalm
Vice President